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                                                                   EXHIBIT 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1999 relating to the financial statements of Quickturn Design Systems, Inc., which appears in Cadence Design Systems, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000.


/s/ PricewaterhouseCoopers LLP

San Jose, California
March 8, 2001